Media Contact:    Stevi Wara
Diamond Resorts Corporation
Tel: 702.823.7069; Fax: 702.684.8705
media@diamondresorts.com

Investors:    Erica Bartsch
Sloane & Company
Tel: 212-446-1875
ebartsch@sloanepr.com

Diamond Resorts International Announces Exploration of Strategic Alternatives

LAS VEGAS, Nev., (February 24, 2016) – The Board of Directors (the “Board”) of Diamond Resorts International, Inc. (NYSE:DRII) (“the Company”) announced today that it has formed a Committee of Independent Directors to explore strategic alternatives to maximize shareholder value. The Committee has retained Centerview Partners LLC as its financial advisor.

David Palmer, President and Chief Executive Officer, Diamond Resorts International, said, “Today we announced our 10th straight quarter of record financial performance and provided financial guidance that indicates another record year in 2016. Yet there continues to be a significant dislocation between the intrinsic value we have built in this business and the market value of our public equity. For this reason, our Board of Directors is initiating a process to explore and evaluate a wide range of strategic alternatives to unlock value for shareholders. As we undertake this process, we will continue our focus on providing exceptional customer service and the execution of our growth initiatives."

There is no assurance that this exploration will result in any strategic alternatives being announced or consummated. The Company does not intend to discuss or disclose further developments during this process unless and until the Board has approved a specific action or otherwise determined that further disclosure is appropriate.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the Company’s exploration of strategic alternatives and other statements regarding the Company’s current expectations, prospects and opportunities. These forward-looking statements are covered by the "Safe Harbor for

Forward-Looking Statements" provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “could,” “forecast,” “believe,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company's actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, adverse trends or disruptions in economic conditions generally or in the vacation ownership, vacation rental or travel industries; adverse changes to, or interruptions in, relationships with the Company's affiliates and other third parties, including termination of the Company's hospitality management contracts; the Company’s ability to integrate operations and personnel associated with its strategic acquisitions and any related increases in expenses and disruption of the Company’s ongoing business; the Company's ability to maintain an optimal inventory of vacation ownership interests for sale overall, as well as in specific Collections (including by building or acquiring new inventory in reliance upon arrangements with third-party financial sponsors); the market price of the Company's stock prevailing from time to time; alternative uses of cash and investment opportunities pursued by the Company from time to time; the Company’s compliance with the financial and other covenants contained in the credit agreement with respect to the Company’s senior secured credit facility; the Company's ability to sell, securitize or borrow against its consumer loans; decreased demand from prospective purchasers of Vacation Interests; adverse events or trends in vacation destinations and regions where the resorts in our network are located; changes in the Company's senior management; the Company's ability to comply with regulations applicable to the vacation ownership industry; the effects of the Company's indebtedness and its compliance with the terms thereof; the Company's ability to successfully implement its growth strategy; and the Company's ability to compete effectively. With respect to the Company’s exploration of strategic alternatives, there is no assurance that the process will result in any transaction or other action by the Company, that any transaction or other action will be consummated, or that any transaction or other action will maximize stockholder value. Potential risks and uncertainties related to strategic alternatives include, among others, the impact of the announcement of the exploration of strategic alternatives on the Company's business, its financial and operating results and its employees, suppliers and customers (in particular, HOAs and prospective purchasers of vacation ownership interests); factors affecting the feasibility and timing of any transaction or other action, including, without limitation, required third-party consents and regulatory approvals; the ability to identify and close any transaction; and risks related to realization of the expected benefits of any transaction or other action to the Company and its stockholders. For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

About Diamond Resorts International®

Diamond Resorts International® (NYSE: DRII), with its network of more than 375 vacation destinations located in 35 countries throughout the continental United States, Hawaii, Canada, Mexico, the Caribbean, South America, Central America, Europe, Asia, Australasia and Africa, provides guests with choice and flexibility to let them create their dream vacation, whether they are traveling an hour away or around the world. Our relaxing vacations have the power to give guests an increased sense of happiness and satisfaction in their lives, while feeling healthier and more fulfilled in their relationships, by enjoying memorable and meaningful experiences that let them Stay Vacationed.™

Diamond Resorts International® manages vacation ownership resorts and sells vacation ownership points that provide members and owners with Vacations for Life® at over 375 managed and affiliated properties and cruise itineraries.
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